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                                                                   EXHIBIT 10.30








                        HOUSTON INDUSTRIES INCORPORATED
                         EXECUTIVE LIFE INSURANCE PLAN

                          (Effective January 1, 1994)
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                         HOUSTON INDUSTRIES INCORPORATED
                          EXECUTIVE LIFE INSURANCE PLAN

                           (Effective January 1, 1994)


                                    ARTICLE I

                               PURPOSE OF THE PLAN

               The purpose of the Plan is to assist Houston Industries Incorporated (the "Company") and its wholly owned subsidiaries in attracting and retaining qualified executive officers and directors and to provide such eligible employees and directors of the Company and its subsidiaries with death benefits during employment or affiliation with the Company and/or after retirement.

                                   ARTICLE II

                                   DEFINITIONS

        2.1 "Annual Base Compensation" shall mean the basic annual rate of a Participant's compensation or salary (before making any reductions pursuant to a salary reduction agreement and which is not includable in the gross income of a Participant under Section 125 or 402(a)(8) of the Code), in effect for him or her on the later of the Entrance Date or the first day of the applicable Plan Year (which for Retired Participants shall be the Plan Year of retirement), but excluding bonuses, commissions and all other forms of compensation or benefits including additional compensation from this Plan and any amount contributed for him or her by the Company to any employee benefit plan. For purposes of the Plan, Annual Base Compensation of a Director shall be deemed to equal the annual retainer fee payable to a Director by the Company for the applicable Plan Year.

        2.2 "Beneficiary" shall mean the individual or entity designated by the Benefit Owner to receive the death benefit payable under the Plan upon the Insured's death. If no such designation is made, or if every designated individual predeceases the Insured or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

        2.3 "Benefit Owner" shall mean that person or entity, who may or may not be the Participant, who executes the Split Dollar Insurance Agreement as the Benefit Owner and shall have all rights under the Plan which do not accrue to the Company, except the right to additional compensation.

        2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.5 "Committee" shall mean the Compensation and Benefits Committee appointed by the Board of Directors of the Company which shall administer the Plan and shall be deemed the Plan Administrator for purposes of ERISA.

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        2.6 "Company" shall mean Houston Industries Incorporated, a Texas corporation.

        2.7 "Director" means a non-employee member of the Board of Directors of the Company. A Director who is also an Employee shall be considered an Employee and not a Director for any and all purposes of the Plan.

        2.8 "Effective Date" shall mean January 1, 1994.

        2.9 "Eligible Employee" shall mean an individual who is employed by the Company or one of its wholly owned subsidiaries on or after the Effective Date and who (a) is (i) an officer of the Company or one of its wholly owned subsidiaries at the level of Vice President or above or (ii) a key executive of the Company or one of its wholly owned subsidiaries and has been designated by the Committee to participate in the Plan and (b) has submitted to the Insurer a properly completed application for life insurance under this Plan and such application has been approved by the Insurer. In addition to those individuals described above, all Directors of the Company on or after the Effective Date who are not otherwise eligible as Employees of the Company shall automatically participate in this Plan.

        2.10 "Entrance Date" shall mean that date on which an Eligible Employee or Director first becomes a Participant. The first Entrance Date, as regards any Eligible Employee or Director, shall be the later of the Effective Date or the date of acceptance by the Insurer of such Eligible Employee's application for life insurance under this Plan. Beginning with the year 1994, subsequent Entrance Dates as regards any additional Eligible Employee(s) or Director(s), shall be the later of (i) the date of employment or affiliation with the Company and/or any of its wholly owned subsidiaries as an Eligible Employee or Director or (ii) the date of acceptance by the Insurer of their application for life insurance under this Plan.

        2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        2.12 "Insurance Contract" shall mean one or more contracts or policies of universal life insurance on the life of the Insured which is issued by an insurance company qualified to do business in the State of Texas and is specified in a Split-Dollar Life Insurance Agreement. If a Participant has entered into more than one Split-Dollar Life Insurance Agreement, the contract or contracts specified in each Split-Dollar Life Insurance Agreement shall be an Insurance Contract separate and distinct from the contract or contracts specified in the other Split-Dollar Life Insurance Agreements.

        2.13 "Insured" shall mean the Participant or, collectively, the Participant and the Participant's spouse if "second-to-die" coverage is elected. Any reference to the death of the Insured shall mean the death of the second to die of the Participant and the Participant's spouse if "second-to-die" coverage is elected.

        2.14 "Insurer" shall mean Metropolitan Life Insurance Company or other independent company from time to time issuing to the Company written life insurance policies on the Insured in accordance with the terms of the Plan.



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        2.15 "Participant" shall mean (a) each Eligible Employee or Director during his or her employment by or service with the Company or one of its subsidiaries on and after the Entrance Date in a position covered by the Plan and (b) each Retired Participant or Director, and who in both cases is accepted by the Insurer as insurable for life insurance.

        2.16 "Plan" shall mean the Houston Industries Incorporated Executive Life Insurance Plan, as amended from time to time.

        2.17 "Retired Participant" shall mean each Participant who leaves the employ of the Company or one of its subsidiaries at a time when he or she is eligible to receive an immediate normal or postponed pension, or, upon attaining age 65, a disability pension from the Company's (or applicable subsidiary's) qualified pension plan. "Retired Participant" shall also include any Participant who leaves the employ of the Company and all subsidiaries on or after age 55 but prior to age 65 and whose life insurance coverage has been continued by the Committee at its discretion and any Director who is a Participant and who retires from the Board of Directors of the Company.

                                   ARTICLE III

                            PARTICIPATION IN THE PLAN

        3.1 Eligibility: All Eligible Employees (as defined in Section 2.9) and all outside Directors shall automatically participate as of the later of the Effective Date or the Entrance Date coincident with or next following his or her becoming an Eligible Employee or Director. Upon becoming eligible, the Committee (or its delegate) shall give written notice to the Insurer specifying the name of such Employee and/or Director and the face amount of the Insurance Contract which the Company shall purchase on the life of such Participant hereunder. The Committee may make more than one such designation with respect to any Employee. Separate Insurance Contracts shall be purchased and separate Split-Dollar Insurance Agreements shall be entered into upon each subsequent designation; provided, however, that if the Committee (or its delegate) so determines, additional insurance may be added to an existing Insurance Contract and such additional insurance shall be deemed to be the Insurance Contract relating to such designation and Split-Dollar Life Insurance Agreement.

               The Eligible Employee or Director shall become a Participant if and only if he or she and the Benefit Owner (if other than the Participant) execute a Split-Dollar Insurance Agreement and the underlying Insurance Contract has been approved by the Insurer.

               The Split-Dollar Insurance Agreement shall set forth the conditions on which a Participant's participation in, and a Benefit Owner's rights under, the Plan may be terminated.

        3.2 Split-Dollar Insurance Agreement: Each Eligible Employee or Director eligible to participate in the Plan shall be offered a Split-Dollar Insurance Agreement setting forth the specific provisions which the Committee has determined to be appropriate for such Employee or Director. No Participant or Benefit Owner shall have any rights whatsoever under the Plan other than the rights and benefits so granted under the Split-Dollar Insurance Agreement with



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the Committee. The Committee may require the Insured to submit evidence of insurability. Each such Split-Dollar Insurance Agreement shall provide, among other things, that:

               (a) The Participant agrees to participate in the Plan;

               (b) The Split-Dollar Insurance Agreement shall incorporate the Plan by reference; and

               (c) The Split-Dollar Insurance Agreement shall specify the Insurance Contract with respect to which such Split-Dollar Insurance Agreement is made.

        3.3 Insurance Contracts: An Insurance Contract shall be purchased on the life of the Insured in the face amount designated by the Committee in its sole discretion. The Insurance Contract shall be owned by the Company.

                                   ARTICLE IV

                                  PLAN BENEFITS

        4.1 The death benefit payable to each Benefit Owner's Beneficiary under this Plan shall be provided in addition to any life insurance provided a Participant under a plan of group life insurance maintained by the Company or any subsidiary for its employees.

        4.2 The Company shall purchase and have all ownership rights (except as otherwise provided under Section 4.4 of this Plan) to an Insurance Contract on the life of each Insured. Such Insurance Contract shall provide a death benefit equal to such amount (which may vary among classes of Participants) as authorized by the Board of Directors of the Company in approving this Plan and as referenced in Section 6.2 hereof. Unless a "second-to-die" contract has been issued, upon the death of a Participant, the death benefit under such Insurance Contract shall be paid by the Insurer to the Benefit Owner's Beneficiary designated as provided in Section 4.4 of this Plan. If a second-to-die contract has been issued, then upon the death of the second to die of the Participant and his or her spouse, the death benefit under such Insurance Contract shall be paid by the Insurer to the Benefit Owner's Beneficiary designated in accordance with
Section 4.4 of this Plan. Upon a Participant's attaining the status of a Retired Participant, the Benefit Owner's Beneficiary designation(s) made under Section
4.4 of this Plan shall remain in effect.

        4.3 All premiums on each Insurance Contract described in Section 4.2 above shall be paid by the Company for the respective accounts of all Participants. The imputed income to the Insured shall be determined in accordance with Revenue Ruling 66-110, 1966-1 C.B.12, or applicable Federal tax laws, regulations or rulings which may be subsequently published relating to split-dollar life insurance programs. The Company will record this portion of the premium as taxable income to the Insured. Each year the Company may pay to the Participant (or the Participant's spouse, if second-to-die coverage is elected and the Participant is then deceased) an amount which equals the after-income tax cost of the imputed income. The computation of the amount and date of payment of such amount shall be determined by the



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Committee in its sole discretion which determination shall be binding and conclusive on all parties.

        4.4 The Benefit Owner shall have the right to designate the Beneficiary(ies) of the death benefit under the Insurance Contract on the Insured described in Section 4.2 by a signed writing delivered to the Committee and the right to change the Beneficiary designation at any time by a similar writing. Notwithstanding the foregoing, a Benefit Owner may irrevocably assign its right to designate and change Beneficiary(ies) under the Insurance Contract by a signed writing delivered to the Committee prior to the Insured's death. The "signed writing" as contemplated in this paragraph shall be in such form as may be prescribed by the Committee from time to time.

        4.5 All benefits to the Benefit Owner under this Article IV shall cease upon (i) the termination of the Participant's employment with the Company and all subsidiaries for any reason other than death and prior to age 65 unless such termination is on or after age 55 and the Committee, in its sole discretion, elects to continue the coverage of the Participant or (ii) the Participant ceasing to be employed in an employment classification or capacity covered by the Plan. If the employment of a Participant with the Company and all subsidiaries is terminated prior to age 55 or on and after age 55 and prior to age 65 and the Committee does not elect to continue the coverage of the Participant or if the Participant is no longer employed in an employment classification or capacity covered by the Plan, the Company shall use reasonable efforts to have the Insurer offer to the Benefit Owner the opportunity to purchase for cash all ownership rights in the Insurance Contract on the Insured's life at the greater of (i) its cash surrender value or (ii) the aggregate of all premiums paid by the Company with respect to the Insurance Contract, such purchase price to be paid to the Company.

                                    ARTICLE V

                                 ADMINISTRATION

        5.1 The Committee shall be the fiduciary and, as such, shall have full responsibility and authority to interpret, control and administer the Plan and agreements entered into with Participants pursuant to the Plan, including the power to amend the Plan as provided in Section 6.2 hereof, the power to promulgate rules of Plan administration, the power to investigate and settle any disputes as to rights or benefits arising under the Plan and such agreements, the power to appoint agents, accountants and consultants, the power to delegate the Committee's duties, the power to issue instructions to the Insurer, and the power to make such other decisions or take such other actions as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Committee shall be final, binding and conclusive for all purposes of this Plan.

        5.2 Without limitation, the Company shall have the power and authority to transfer ownership of any Insurance Contract to a Benefit Owner when a Participant's employment is terminated, as provided in Section 4.5, or to a trust subject to the claims of the Company's general creditors.



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        5.3 Any Participant, Benefit Owner, Beneficiary or other person
(hereafter called "Claimant") claiming any benefit under this Plan may submit a written claim to the Committee specifying the particular benefit claimed. If any benefit claimed under this Plan is denied in whole or in part, the Committee shall give written notice of the denial to the Claimant within a reasonable period of time following receipt of the claim by the Committee. Such written notice to the Claimant shall set forth the specific reason(s) for denial of the benefit claimed in a manner calculated to be understood by the Claimant. In addition, the written notice shall specifically refer to the pertinent provisions of the Plan or other document on which the denial is based. If additional material or information is necessary for the Claimant to perfect the claim, then a description of such material or information and an explanation of any such material or information as is necessary shall be set forth in the written notice.

               The Claimant may then, within 60 days following receipt of the written notice of denial, file with the Committee any additional evidence bearing on his or her claim and a written request for a review of the denial of the benefit. As part of the review procedure, the Claimant or his or her duly authorized representative may review pertinent documents. Within 60 days following receipt of a request for review, unless special circumstances require a further extension of time but in no event later than 120 days after a receipt of a request for review, the Committee shall conduct a full and fair review of the initial decision denying the benefit and mail to the Claimant its decision written in a manner calculated to be understood by the Claimant as well as specific references to the pertinent provisions of the Plan or other document on which the decision is based.

               If the benefit or claim under review arises under a life insurance policy issued by the Insurer, the Committee shall, as part of the review, obtain from the Insurer, a determination of the reason or reasons for the denial of the benefit or claim under the relevant Insurance Contract based upon all evidence available to the Committee and the Insurer.

               Claims for benefits under the Insurance Contract (including loans, withdrawals and payment of death benefits) must be submitted in writing to Metropolitan Life Insurance Company, 485-B Metropolitan Corporate Plaza, Route One South, Suite 420, Iselin, New Jersey 08820, ATTENTION: Specialized Corporate Products.

                                   ARTICLE VI

                AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

        6.1 Subject to the provisions of Section 6.3, the Board of Directors of the Company may from time to time amend, suspend or terminate the Plan, in whole or in part.

        6.2 The Committee also may from time to time amend the Plan as may be needed (a) to comply with applicable tax, welfare benefit plan or insurance laws, regulations or rulings related to split-dollar life insurance programs or otherwise or (b) to resolve ambiguities in the Plan or related documents, but no such amendment by the Committee shall alter, expand or contradict the intent of the authorizing resolutions adopted by the Company's Board of Directors on October 6, 1993 or any subsequent resolutions of said Board affecting the Plan.



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        6.3 No amendment, suspension or termination of the Plan shall materially adversely affect (i) the payment of a death benefit already due under the Plan as the result of the death of the Insured prior to the date of adoption of such amendment, suspension or termination or (ii) the payment of a death benefit to become due under the Plan on behalf of a Retired Participant as the result of the death of the Insured who became a Retired Participant prior to the date of adoption of such amendment, suspension or termination.

                                   ARTICLE VII

                                     FUNDING

               No promise of payment of benefits by the Company under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promise, except that the Company undertakes to purchase a split-dollar insurance policy on the life of the Insured as described in Section 4.2, subject to acceptance by the Insurer.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution and, except as provided in Section 4.4 of this Plan, any attempt thereat shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant, Benefit Owner or their Beneficiaries.

        8.2 This Plan shall inure to the benefit of, and be binding upon, the Company, each Benefit Owner and each Participant, and upon the successors and assigns of the Company, each Benefit Owner and each Participant.

        8.3 The Company or the Insurer shall deduct from the amount of any payments hereunder all taxes required to be withheld by applicable laws.

        8.4 This Plan shall be governed by, and construed in accordance with, the laws of the State of Texas and ERISA.

        8.5 The Insurer selected by the Committee shall be a reputable insurance company in good standing and authorized to issue split-dollar life insurance policies under the laws of the State of Texas, but the Company does not guarantee the payment or performance by the Insurer of the Insurer's obligations under any life insurance policies issued by it.



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        8.6 Each Plan Year shall begin on January 1 of one calendar year and end on December 31 of the same calendar year.

        8.7 This Plan document is a complete amendment and restatement of that certain Houston Industries Incorporated Executive Life Insurance Plan effective January 1, 1994, but executed prior to the date hereof ("Prior Plan"). The provisions of this Plan and not said replaced Prior Plan shall govern the rights and benefits of all Participants, Benefit Owners, Beneficiaries and other interested parties.

                                        HOUSTON INDUSTRIES INCORPORATED



                                        By /s/ D. D. SYKORA
                                          --------------------------------------
                                           D. D. Sykora
                                           President and Chief Operating Officer


                                        Date: December 14, 1993
                                             -----------------------------------



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                         HOUSTON INDUSTRIES INCORPORATED
                          EXECUTIVE LIFE INSURANCE PLAN

                           (Effective January 1, 1994)


                                 First Amendment


               The Benefits Committee of Houston Industries Incorporated, a Texas corporation, having been delegated the right under Section 6.2 of the Houston Industries Incorporated Executive Life Insurance Plan, effective January 1, 1994 (the "Plan"), to amend the Plan in certain respects, does hereby amend the Plan, effective as of January 1, 1994, as follows:

               1. Section 4.5 is hereby amended by adding the following sentence at the end of that Section:

        "Notwithstanding the foregoing, a Benefit Owner may irrevocably assign its right to purchase all ownership rights in the Insurance Contract pursuant to this Section 4.5 by a signed writing delivered to the Committee prior to the termination of the Participant's employment with the Company. The `signed writing' as contemplated in this paragraph shall be in such form as may be prescribed by the Committee from time to time."

               2. Section 8.1 is hereby amended to read in its entirety as follows:

               "8.1 Except as provided in Sections 4.4 and 4.5 of this Plan, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will, or the laws of descent and distribution, and any attempt thereat shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant, Benefit Owner, or Beneficiary."

               IN WITNESS WHEREOF, the Benefits Committee of Houston Industries Incorporated has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be

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sufficiently evidenced by any executed copy hereof, this 16th day of June, 1995, but effective as of January 1, 1994.


                                        BENEFITS COMMITTEE OF HOUSTON
                                           INDUSTRIES INCORPORATED



                                        By /s/ D. D. SYKORA
                                          --------------------------------------
                                             D. D. Sykora
                                             Chairman

ATTEST:


/s/ [Signature Illegible]
-----------------------------------
Assistant Corporate Secretary



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                         HOUSTON INDUSTRIES INCORPORATED
                          EXECUTIVE LIFE INSURANCE PLAN

                           (Effective January 1, 1994)


                                Second Amendment


               Houston Industries Incorporated, a Texas corporation, (the "Company"), having established the Houston Industries Incorporated Executive Life Insurance Plan, effective January 1, 1994 (the "Plan"), and having reserved the right under Section 6.1 thereof to amend the Plan does hereby amend the Plan, effective August 6, 1997, as follows:

               1. Section 2.6 of the Plan is hereby amended in its entirety to read as follows:

               "2.6 'Company' shall mean Houston Industries Incorporated, a Texas corporation, and any successor thereto."

               2. Section 2.9 of the Plan is hereby amended in its entirety to read as follows:

               "2.9 'Eligible Employee' shall mean an individual who is employed by the Company or one of its wholly owned subsidiaries on or after the Effective Date who is not on the payroll of NorAm Energy Corp. or any of its divisions or subsidiaries and who (a) is (i) an officer of the Company or one of its wholly owned subsidiaries at the level of Vice President or above or (ii) a key executive of the Company or one of its wholly owned subsidiaries and has been designated by the Committee to participate in the Plan and (b) has submitted to the Insurer a properly completed application for life insurance under this Plan and such application has been approved by the Insurer. In addition to those individuals described above, all Directors of the Company on or after the Effective Date who are not otherwise eligible as Employees of the Company shall automatically participate in this Plan."

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               IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 26th day of February, 1998, but effective as of August 6, 1997.


                                        HOUSTON INDUSTRIES INCORPORATED



                                        By /s/ LEE W. HOGAN
                                          --------------------------------------
                                             Name: Lee W. Hogan
                                             Title: Executive Vice President

ATTEST:

/s/ [Signature Illegible]
-----------------------------------




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